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                                                                    EXHIBIT 23.1






                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-43536 and 333-75314) pertaining to the Employee Stock Purchase Plan and 2000 Equity Incentive Plan of our report dated January 28, 2003, with respect to the consolidated financial statements and schedule of American Medical Systems Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 28, 2002.

Our audits also included the financial statement schedule of American Medical Systems Holdings, Inc. included in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                  /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 26, 2003